UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 19, 2012

ROCK ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

310375 Richmond Street, Suite 2100, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(713) 954-3600
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events.

On January 19, 2012, Rocky V. Emery, the President and Chief Executive officer of Registrant, exercised his stock options to purchase 2,500,000 restricted common shares. Mr. Emery received the stock option grant on May 20, 2009, under the terms and  pursuant to the provisions of Registrant’s 2009 Stock Grant and Option Plan (the “Stock Option Plan”). The exercise price of the stock options was set at the time of grant at the then current  market  rate, determined to be $.16 per share. The Stock Option Plan permitted Mr. Emery to use the cash value of his accrued and unpaid compensation due him under his employment agreements as the consideration payable as the exercise price for his stock options. Accordingly, Mr. Emery applied $400,000 of unpaid compensation due him under his employment agreements as the exercise price for his stock options, with a corresponding reduction of Registrant’s cash liability amounts due him under these agreements.

On January 19, 2012, Registrant issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and exhibits

(d) Exhibits

99.1 Press Release dated January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

	By:	/s/ Rocky V. Emery
Rocky V. Emery Chief Executive Officer

Date: January 19, 2012